Exhibit 99.3

Ondas Holdings Announces Definitive Agreement to Acquire American Robotics, Inc.

American Robotics is the first Company Approved by the FAA for Autonomous Drone Operations Beyond-Visual-Line-Of-Sight

Combination will enable Ondas and American Robotics to provide users in the utility and industrial markets with a full stack industrial IoT solutions for improved data collection and insights.

Nantucket & Marlborough, MA – May 17, 2021 - Ondas Holdings Inc. (NASDAQ: ONDS), a developer of proprietary, software-based wireless broadband technology (“Ondas” or the “Company”), today announced that it has entered into a definitive agreement to acquire American Robotics, a leading developer of fully-automated commercial drone systems and the first and only company approved by the FAA to operate its drones beyond-visual-line-of-site (“BVLOS”) without a human operator on the ground. This acquisition will integrate the two companies’ technology platforms and increase automation, data collection, and AI-powered analytics in industrial markets allowing for the improved maintenance, monitoring and operation of critical infrastructure.

American Robotics brings together best-in-class IP, a Robot-as-a-Service business model, and its historic FAA approvals to deliver an industrial drone service capable of unlocking the $100 billion commercial drone market. Unlike other drone technology, American Robotics’ Scout System™ provides an unmatched level of autonomy, safety, and analytics with its industrial-grade design and advanced, AI-powered software.

Digitizing the physical world enables those in energy, agriculture, and other industrial sectors to better see how their physical assets - from railroads to utilities and crops - are performing, and better inform decision-making processes to be more efficient and more sustainable. Drones are a vehicle to better capture this data across large field area operations and with American Robotics, Ondas will provide users the capability to collect and analyze data through continuous, automated drone operations.

“We are excited to bring American Robotics into the Ondas fold,” said Eric Brock, Chairman and CEO of Ondas. “At the end of the day, the drone industry’s product is data, not aircraft. The drone is the ultimate data gathering edge device for mission critical operations, solving a huge pain-point for Ondas’ industrial and government customers and ecosystem partners. American Robotics’ full stack IP portfolio is a complete system enabling Ondas to turn these pain-points into growth opportunities fueled by more rich data collection,” Mr. Brock continued.

American Robotics’ Scout System™ will be integrated into Ondas FullMAX platform, a standards-based next-generation networking solution designed to enable enhanced data communications for field area operations. With Ondas FullMAX wireless technology integrated into an AR Scout System™, Ondas customers and ecosystem partners can more widely deploy industrial drones for next-generation data requirements.

“It’s the perfect time for American Robotics to join forces with Ondas as we bring Scout System™ to the market and scale customer deployments,” added Reese Mozer, co-founder and CEO of American Robotics. “Ondas’ deep experience and relationships in our target customer markets in addition to its next-generation industrial networking capabilities will be incredibly helpful as we penetrate the large markets we address. We see substantial customer demand and are ready to deliver systems across an impressive pipeline of blue-chip industrial customers in addition to new customer relationships via Ondas.”

American Robotics Key Highlights

Founded in 2016 by roboticists with academic and employment backgrounds from Carnegie Mellon and Stanford with a shared vision for bringing robotic technology out of the lab and into the real-world to solve global challenges, the American Robotics team is comprised of expert engineers, entrepreneurs, business leaders, and industry veterans. American Robotics has a high margin, recurring revenue Robot-as-a-Service business model with a deep customer pipeline in industrial and agriculture markets.

American Robotics’ Scout System is the first and only drone system to receive FAA regulatory approvals for autonomous flight. This gives the company an exclusive first-mover advantage to unlock the commercial drone market by overcoming the need for costly visual observers to be on the ground during every drone flight. With humans removed from the field and data processing achieved at the edge, users can achieve a 10X+ reduction in data acquisition costs.

The Scout System™ is the ultimate mobile data gathering application for wide field area operations in industrial, agricultural and governmental settings with the drone residing as a high-value mobile edge device in a Mission Critical IoT (MC-IoT) network deployment. The Scout System consists of:

●	Scout™, a fully autonomous drone with advanced imaging payloads;
●	ScoutBase™, a ruggedized base station for housing, charging, data processing, and cloud transfer; and
●	ScoutView™, American Robotics’ analytics and front-end software package.

Strategic Rationale for Combination

As leading innovators in next generation MC-IoT markets, Ondas and American Robotics both provide advanced data capabilities to critical infrastructure markets such as transportation, oil & gas, and utilities, as well as solutions for security, agriculture, government, and defense markets. In combining these two platforms, users will have access to a fully integrated, end-to-end industrial solution that utilizes edge computing and sensor-type technologies to their fullest extent. American Robotics’ Scout System equipped with Ondas’ FullMAX wireless technology provides Ondas customers and ecosystem partners the capability to better inspect and manage their large field operations and critical infrastructure.

Transaction Details

Ondas is acquiring American Robotics for consideration valued at approximately $70.6 million. The purchase price will be funded via a mixture of cash and equity securities. Ondas had previously made a loan to American Robotics in the aggregate amount of $2.0 million on April 22, 2021. The transaction is subject to customary closing conditions, including approval by the Ondas stockholders of the equity securities to be issued to American Robotics stockholders. The transaction is expected to close in the third quarter of 2021.

For more details on Ondas’ proposed acquisition of American Robotics please click here.

About Ondas Holdings Inc.

Ondas Holdings Inc., through its wholly owned subsidiary, Ondas Networks Inc., is a developer of proprietary, software-based wireless broadband technology for large established and emerging industrial markets. The Company’s standards-based, multi-patented, software-defined radio FullMAX platform enables MC-IoT applications by overcoming the bandwidth limitations of today’s legacy private licensed wireless networks. Ondas Networks’ customer end markets include railroads, utilities, oil and gas, transportation, aviation (including drone operators) and government entities whose demands span a wide range of mission critical applications. These markets require reliable, secure broadband communications over large and diverse geographical areas, many of which are within challenging radio frequency environments. Customers use the Company’s FullMAX technology to deploy their own private licensed broadband wireless networks. The Company also offers mission-critical entities the option of a managed network service. Ondas Networks’ FullMAX technology supports IEEE 802.16s, the new worldwide standard for private licensed wide area industrial networks. For additional information, visit www.ondas.com or follow Ondas Networks on Twitter and LinkedIn. Information on our website and social media platforms is not incorporated by reference in this release or in any of our filings with the U.S. Securities and Exchange Commission (SEC).

About American Robotics, Inc.

American Robotics (AR) is a privately-owned company focused on designing, developing, and marketing industrial drone solutions for rugged, real-world environments. AR’s Scout System™ is a fully-automated, AI-powered drone system capable of continuous, unattended operation and is marketed as a “drone-in-a-box” turnkey data solution service under a Robot-as-a-Service (RAAS) business model. The Scout System™ is the first and only drone system approved by the FAA for automated operation beyond-visual-line-of-sight (BVLOS) with no humans on-site. AR was founded by leading roboticists from Carnegie Mellon and Stanford with a shared vision for bringing robotic technology out of the lab and into the real-world to solve global challenges.

Additional Information about the Transaction and Where to Find It

In connection with the proposed transaction described herein, Ondas intends to file relevant materials with the SEC, including a preliminary proxy statement and, when available, a definitive proxy statement. Promptly after filing its definitive proxy statement with the SEC, Ondas will mail the definitive proxy statement and a proxy card to each Ondas stockholder entitled to vote at the meeting of stockholders relating to the transaction. INVESTORS AND STOCKHOLDERS OF ONDAS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT ONDAS FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT ONDAS, AMERICAN ROBOTICS, AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement, and other relevant materials in connection with the transaction (when they become available), and any other documents filed by Ondas with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by visiting Ondas’ investor relations section at www.ondas.com. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release or any document filed by Ondas with the SEC.

Participants in the Solicitation

Ondas and its directors and executive officers may be deemed participants in the solicitation of proxies from Ondas’ stockholders with respect to the transaction. The names and other information about those directors and executive officers and a description of their ownership of Ondas common stock and other interests in Ondas and in the transaction will be included in the definitive proxy statement relating to the transaction and will be available at www.sec.gov. Additional information regarding the interests of such participants will be contained in the definitive proxy statement relating to the transaction when available. Other information regarding the interests of the participants in the proxy solicitation will be included in the definitive proxy statement relating to the transaction when it becomes available. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This report does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, by Ondas, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful before the registration or qualification under the securities laws of such state. Any offering of the securities will only be by means of a statutory prospectus meeting the requirements of the rules and regulations of the SEC and applicable law.

Forward Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. Examples of forward-looking statements include, among others, statements made in this press release regarding the proposed transaction contemplated by the definitive agreement, including the benefits of the transaction, revenue opportunities, anticipated future financial and operating performance, and results, including expectations for growth, and the expected timing of the transaction. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of Ondas’ control. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, the following: (1) the occurrence of any event, change, or other circumstances that could give rise to the termination of the transaction; (2) the inability to complete the transaction, including due to failure to obtain approval of the stockholders of Ondas, required regulatory approvals, or satisfy other conditions to closing in the definitive agreement; (3) the risk that the transaction disrupts current plans and operations as a result of the announcement and consummation of the transaction; (4) the ability to recognize the anticipated benefits of the transaction, which may be affected by, among other things, competition, the ability of management to integrate the combined company’s business and operation, and the ability of the parties to retain key employees; (5) costs related to the transaction; (6) risks relating to the uncertainty of pro forma and projected financial information with respect to the combined company; and (7) other risks and uncertainties indicated from time to time in the preliminary and definitive proxy statements to be filed with the SEC relating to the transaction, including those under “Risk Factors” therein, and in Ondas’ other filings with the SEC. Ondas cautions that the foregoing list of factors is not exhaustive. Ondas cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Ondas does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based, whether as a result of new information, future events, or otherwise, except as may be required by applicable law. Ondas gives no assurance that after the transaction the combined company will achieve its expectations.

Investor Relations:

Michael Bowen

ICR, Inc. for Ondas

Michael.Bowen@icrinc.com

Media Contacts:

Stewart Kantor, CFO

Ondas Holdings Inc.

888.350.9994 Ext. 1009

ir@ondas.com

Chelsea Higgins

BIGfish Communications for American Robotics

americanrobotics@bigfishpr.com

617.713.3800

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